UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2012

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2012, the Compensation Committee (“Committee”) of the Board of Directors of Compuware Corporation (the “Company”) approved modifications to the Company’s Executive Incentive Program (“EIP”) for fiscal year 2013, and approved equity awards to certain executive officers under the fiscal year 2013 EIP and the Company’s Amended and Restated 2007 Long-Term Incentive Plan (“Plan”). Equity awards for Peter Karmanos, Jr., Executive Chairman, and Robert C. Paul, Chief Executive Officer, were approved by the independent members of the Board of Directors on September 10, 2012.

Modifications to the Executive Incentive Program

The Committee determined that the long-term incentive targets (as a percentage of salary) for some of our executive officers should be adjusted upward. The following table compares the annual and long-term incentive targets for fiscal 2012 and the adjusted targets that will apply in fiscal 2013 for the “named executive officers” in the most recent annual meeting proxy statement:

	FY12 Incentive Multiples (% of salary)		FY13 Incentive Multiples (% of salary)
	Annual	Long-Term	Annual	Long-Term
Executive Chairman	100%	175%	100%	200%
CEO	100%	175%	100%	200%
COO	100%	175%	100%	200%
CFO	100%	140%	100%	175%
CSO (1)	100%	100%	100%	100%
GC & Secretary (2)	100%	100%	100%	150%

 The EIP is otherwise unchanged for fiscal 2013.

The Committee also approved a modification to the nonqualified stock options that changes the vesting of the options from a time-based format to require attainment of long-term performance goals (“Performance NQSO”). Shares granted under the fiscal 2013 EIP as Performance NQSOs are subject to the Company achieving specified performance targets for Revenue and Operating Income in fiscal years 2014 and 2015. Attainment of the performance targets will determine the number of shares subject to the NQSO that a participant would earn. For fiscal year 2014, up to 50% of the total shares subject to the NQSO grant may be earned, split equally between the Revenue and Operating Income measurement categories. For fiscal year 2015, up to 25% of the total shares subject to the NQSO grant may be earned, split equally between the Revenue and Operating Income measurement categories. In each fiscal year, the number of shares that can be earned will be prorated between the threshold and the target levels of attainment for each measurement category. The remaining 25% of the NQSO grant will be earned only upon 100% attainment of the fiscal 2015 target goal for each measurement category and will not be prorated.

Following the close of fiscal years 2014 and 2015, a determination by the Compensation Committee regarding attainment of the performance targets in each measurement category will be based on the Company’s actual financial results. No additional shares will be earned if the target performance levels are exceeded. Shares that are not earned in the applicable fiscal year are forfeited and will be cancelled. The earned portion of an NQSO will vest on the earlier of May 31, 2015, the death or  disability of the participant, or a change in control of the Company.  If the participant’s employment ceases for any other reason, the participant’s right to shares of common stock subject to the unvested stock options will automatically terminate. The NQSO expires on the tenth anniversary of the date of grant. A modified Performance NQSO Agreement has been attached as exhibit 10.141 to this Form 8-K.

The table below sets forth an example of the earning opportunities for a hypothetical participant granted a total of 50,000 stock options under a Performance NQSO:

Earning Opportunity	Measurement Category	Shares at Target	Shares at Threshold
FY14	Revenue	12,500	10,000
(25,000 shares)	Operating Income	12,500	10,000

FY15	Revenue	6,250	5,000
(12,500 shares)	Operating Income	6,250	5,000

Culmination	Revenue	6,250	n/a
(12,500 shares)	Operating Income	6,250	n/a

Equity Awards under the Executive Incentive Program

The Committee approved grants of Performance NQSOs and RSUs to certain executive officers of the Company as of September 10, 2012 pursuant to the Plan and the EIP in accordance with the terms of the NQSO Agreement and RSU Agreement. Grants to the Executive Chairman and the CEO were approved by the independent members of the Board of Directors on September 10, 2012. The table below identifies the grants made on September 10, 2012  to the “named executive officers” in the most recent annual meeting proxy statement.

Officer Name and Position	RSUs	Stock Options
Peter Karmanos, Jr., Executive Chairman of the Board	78,895	192,076
Robert C. Paul, Chief Executive Officer	46,022	112,044
Joseph R. Angileri, President and Chief Operating Officer	39,447	96,038
Laura L. Fournier, Executive Vice President and Chief Financial Officer	31,640	77,030
Patrick A. Stayer, Chief Sales Officer (1)	16,683	40,697
Daniel S. Follis, Jr., Secretary, Senior Vice President and General Counsel (2)	18,860	45,918

A copy of each of the EIP and the Performance NQSO Agreement as revised is attached as Exhibits 10.140 and 10.141, respectively, and incorporated herein by reference. The above descriptions of the EIP and the Performance NQSO Agreement as revised are qualified in their entirety by reference to the copies filed as exhibits with this Form 8-K.

(1)
As previously disclosed in a Form 8-K filed June 7, 2012, effective April 6, 2012, Patrick A. Stayer is no longer a deemed and executive officer of the Company under Section 16b of the Exchange Act of 1934.  The NQSO and RSU awards granted to Mr. Stayer under the non-executive officer EIP for fiscal year 2013 were granted as of September 1, 2012 and retain the previous time-based format, vesting over four years in annual 25 percent increments on the anniversary date of the awards.  Mr. Stayer’s NQSO is not subject to the Company achieving specified performance targets for Revenue and Operating Income.

(2)
Effective August 28, 2012, the Board of Directors of the Company resolved that the executive officers of the Company subject to Section 16b of the Exchange Act of 1934 includes those individuals listed in the tables above, with the exception of the CSO Mr. Stayer.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.140	Compuware Executive Incentive Agreement – Corporate
10.141	Form of Stock Option Award Agreement -- Performance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 14, 2012	COMPUWARE CORPORATION

	By:	/s/ Laura L. Fournier

Laura L. Fournier
Executive Vice President
Chief Financial Officer